Exhibit 3.276

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

[GRAPHICS APPEARS HERE]

ARTICLES OF INCORPORATION

OF A VIRGINIA STOCK CORPORATION

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1. The name of the corporation is

BCF Cards, Inc.

2. The number of shares authorized to be issued by the corporation is 5,000 Common, NPV

3.A. The name of the corporation’s initial registered agent is

Corporation Service Company

B. The initial registered agent is (mark appropriate box):

(1)an individual who is a resident of Virgina and

☐ an initial director of the corporation.

☐ a member of the Virginia State Bar.

OR

(2) ☒ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

4. A. The corporation’s initial registered office address, including the street and number , if any, which is identical to the business office of the initial registered agent, is

11 South 12th Street,P.O.Box 1463

Richmond ,

VA 23218.

(number/street)

(city of town)

(zip)

B. The registered office is physically located in the ☐ country or ☒city of Richmond

5. The initial directors are:

NAMES(S)

ADDRESS(ES)

6. INCORPORATOR(S):

Maureen A. Drew	Maureen A Drew
SIGNATURE(S)		PRINTED NAME(S)

Telephone number (optional):

See Instructions on the reverse.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, MAY 14, 2007

The State Corporation Commission has found the accompanying articles submitted on behalf of

BCF Cards, Inc.

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective May 14, 2007.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Commissioner